Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Beacon Power Corporation
978-694-9121

James Spiezio
spiezio@beaconpower.com

Gene Hunt
hunt@beaconpower.com

BEACON POWER UPDATES PRODUCTION AND DEPLOYMENT STATUS
OF FLYWHEEL FREQUENCY REGULATION PLANTS

Installations in Multiple Grid Operating Regions Foreseen in 2008
as Market Rules on Connectivity and Revenue are Implemented

TYNGSBORO, Mass., February 25, 2008 -- Beacon Power Corporation (NASDAQ: BCON), a company that designs and develops advanced products and services to support more stable, reliable and efficient electricity grid operation, has announced progress on its 2008 production and business objectives, including an updated implementation schedule for the Company’s first frequency regulation plants.

Beacon recently completed the first phase of its manufacturing facility build-out in its new facility in Tyngsboro, Massachusetts, which will allow production of up to 600 flywheels per year. The Company has plans for a phase two build-out, with an annual production capacity exceeding 1,000 units.

Beacon has been working with its expanding supplier base to complete the initial production run of Smart Energy 25 flywheel units. Initial components were received from suppliers that have been adapting their production processes to meet Beacon’s component requirements. Following extensive inspection and qualification testing it was determined that certain vendor-supplied components did not meet specifications. Beacon continues to work closely with its suppliers to refine their manufacturing processes and ensure quality results. Upgraded components have begun to arrive from primary and secondary suppliers and will be integrated into the production certification process prior to deployment at commercial locations.

Market rules and participation
To participate in and be paid for regulation services in Beacon’s target markets, certain conditions must be met. The technology must be demonstrated and accepted by the Independent System Operators (ISOs). Beacon accomplished this through its successful demonstration projects in California and New York. In addition, participants must become members of each ISO, and confirm that market rules specific to each ISO are compatible with their technology.

Beacon has been a member of the PJM Interconnection since 2004 and has found no restrictions to market participation there. More recently, the Company was accepted as a member of ISO New England, and has also applied for member status with New York ISO.

Beacon has determined that some ISOs (other than PJM) have not yet updated their market rules to comply with the Federal Energy Regulatory Commission’s 2007 mandate that non-generation resources be allowed equal access to enter the market for regulation services. It is believed that these ISOs will require a number of months to come into compliance, and the Company has put more resources in place to accelerate the process.

“In the last year we’ve learned a great deal about the grid interconnection process within our target markets, and we’ve focused on executing what we need to so as to maximize the return for our Company and its shareholders,” said Bill Capp, Beacon Power president and CEO. “The recent beneficial ruling by the Federal Energy Regulatory Commission mandating market access to ‘non-generation resources’ further underscores the validity of our commercial business model.”

The Company has changed its implementation schedule that had anticipated revenues from one megawatt of service in one location beginning in April. The revised schedule forecasts revenue from the new plant in New York, as well as from a second plant in New England or the PJM Interconnection, in the fourth quarter of this year. To that end, the Company has initiated the process of establishing up to five megawatts of frequency regulation capacity on its Tyngsboro site, and two more potential locations are being actively pursued in the PJM region.

Deployment and financing plans moving ahead in New York
Beacon has made considerable progress on its plan to build a 20-megawatt frequency regulation plant in New York, and that objective remains in place. The location in Stephentown, New York, is the basis for Beacon’s application to the Department of Energy (DOE) loan guarantee program, now in process. Although there is no certainty that the Company will be successful in obtaining the loan guarantee, Beacon is pleased that based on DOE program funding, all 16 companies that were invited to submit a full loan application have the potential to be funded. Further, Beacon’s project is the only one that was selected within the Electricity Delivery and Energy Reliability Project category.

The Company is aggressively pursuing the required interconnection processes in New York. There have been hearings in the local community regarding the necessary building and environmental permits, and the process is moving forward as expected. The revised schedule is that five to ten megawatts of capacity will be in place in New York by the end of 2008, and the plant would reach its full 20-megawatt capacity in the first half of 2009.

“This is a very exciting year for the company,” Bill Capp added. “We will be ramping up production in our new state-of-the-art facility in Tyngsboro. We’re optimistic about the outcome of the DOE loan guarantee process for our first 20-megawatt plant, and we expect to see commercial revenues this year from two markets instead of one.”

About Beacon Power
Beacon Power Corporation designs, develops and is taking steps to commercialize advanced products and services to support stable, reliable and efficient electricity grid operation. The Company’s primary business strategy is to commercialize its patented flywheel energy storage technology to perform frequency regulation services on the grid. Beacon’s Smart Energy Matrix, now in development following approval for use in three of the country’s five open-bid regulation markets, is designed to be a non-polluting, megawatt-level, utility-grade flywheel-based solution that would provide sustainable frequency regulation services. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; the complexity and other challenges of arranging project financing and resources for one or more frequency regulation power plants, including uncertainty about whether the Company will be successful in obtaining DOE loan guarantee support for its New York facility; conditions in target markets, including the fact that some ISOs have been slow to comply with the FERC’s requirement to update market rules to include new technology such as the Company’s; our ability to obtain site interconnection or other zoning and construction approvals in a timely manner; no experience manufacturing any product or supplying frequency regulation services on a commercial basis; limited commercial contracts for sales to date; the dependence of sales on the achievement of product optimization, manufacturing and commercialization milestones; the uncertainty of the political and economic climate, and the different electrical grid characteristics and requirements of any foreign countries into which Beacon hopes to sell or operate, including the uncertainty of enforcing contracts, the different market structures, and the potential substantial fluctuation in currency exchange rates in those countries; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; including the effect of the patent litigation recently initiated against the company; retaining key executives and the possible need in the future to hire and retain key executives; the historical volatility of the Company’s stock price, as well as volatility of the stock price of other companies in the energy sector. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation’s filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.